UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on August 19, 2013 by Cambium Learning Group, Inc. (the "Company"), Neil Weiner submitted his written resignation from the Company’s board of directors effective August 14, 2013. Mr. Weiner was the Chairman of the Audit Committee and its "financial expert", and he also served on the Compensation Committee.

On August 28, 2013, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") noting that the Company was no longer in compliance with Rule 5605 which requires the Company to have at least three independent directors serving on its Audit Committee, one of whom qualifies as a financial expert.

Consistent with Rule 5605(c)(4), NASDAQ will provide the Company a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or August 14, 2014. As previously disclosed, the Company anticipates appointing a new Audit Committee member in order to comply with NASDAQ requirements within this time frame.

This Current Report on Form 8-K is being filed to comply with the applicable rules of the Securities and Exchange Commission and to comply with NASDAQ Marketplace Rule 5810(b).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

August 29, 2013	By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President